UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 17, 2021, NanoVibronix, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). As of the close of business on June 25, 2021, the record date for the Annual Meeting, there were (i) 24,109,634 shares of common stock, par value $0.001 per share (“Common Stock”) outstanding and entitled to vote, (ii) 666,667 shares of Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”) outstanding and entitled to vote, and (iii) 875,000 shares of Series E Convertible Preferred Stock, par value of $0.001 per share (“Series E Preferred Stock,” together with the Common Stock and Series C Preferred Stock, the “Capital Stock”) outstanding and entitled to 495,751 votes on the proposals described below. The matters described below were submitted to a vote of the Company’s stockholders at the Annual Meeting. Each proposal is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 2, 2021 (the “Proxy Statement”).

Proposal 1. A proposal to elect six directors to serve on the Company’s board of directors for a term of one year or until their respective successors are elected and qualified, for which the following are nominees. The nominees, Brian Murphy, Christopher Fashek, Martin Goldstein, Harold Jacob, M.D., Michael Ferguson and Thomas R. Mika were elected to serve as directors. The results of the voting were as follows:

Nominees	Votes For	Withheld	Broker Non-Votes
Brian Murphy	9,020,857	87,810	6,304,479
Christopher Fashek	8,927,265	181,402	6,306,479
Martin Goldstein, M.D.	8,998,413	110,254	6,306,479
Harold Jacob, M.D.	8,999,229	109,438	6,306,479
Michael Ferguson	8,896,778	211,889	6,306,479
Thomas R. Mika	8,883,030	225,637	6,306,479

Proposal 2. A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of the Company’s Common Stock authorized for issuance from 24,109,635 shares to 40,000,000 shares (“Proposal 2”). The Capital Stock voted together as a single class and the Common Stock voted as a separate class. The results of the voting were as follows:

Capital Stock For	Capital Stock Against	Capital Stock Abstentions	Capital Stock Broker Non-Votes
14,051,582	1,258,092	105,472	0

Common Stock For	Common Stock Against	Common Stock Abstentions	Common Stock Broker Non-Votes
12,889,164	1,258,092	105,472	0

Proposal 3. A proposal to ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
15,307,738	34,591	72,817	0

Proposal 4. Approval, on an advisory basis, of the compensation paid to our named executive officers. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
8,727,630	272,899	108,408	6,306,479

Proposal 5. Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers. The results of the voting were as follows:

1 year	2 year	3 year	Abstentions	Broker Non-Votes
1,671,697	341,941	6,974,529	120,500	6,306,479

Proposal 6. A proposal to approve an adjournment of the Annual Meeting if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
14,363,829	703,176	348,141	0

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 7.01. Regulation FD Disclosure.

On August 17, 2021, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit Number	Description

99.1	NanoVibronix, Inc, Press Release dated August 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: August 17, 2021	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer